Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 4th Quarter and Full Year 2013 Results

MILWAUKEE, January 30, 2014 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $1.25 per diluted share for the three months ended December 31, 2013 compared to 68 cents per diluted share in the prior period. The net earnings in the quarter were $101.2 million compared to $53.3 million a year earlier. Revenues for the fourth quarter totaled $5.3 billion, an increase of 1 percent from the year earlier period in U.S. dollars and constant currency.
Included in the current year fourth quarter results is a restructuring charge related to our simplification and cost recalibration plan of $26.5 million ($19.4 million after tax or 24 cents per diluted share). Included in the prior year fourth quarter is a restructuring charge of $26.6 million ($18.3 million after tax or 23 cents per diluted share). Excluding these charges, net earnings per diluted share for the three months ended December 31, 2013 increased 64 percent to $1.49 per share compared to 91 cents per share in the year earlier period. Fourth quarter results were favorably impacted by 1 cent per diluted share as foreign currencies were relatively stronger compared to the prior year.
ManpowerGroup Chairman and CEO, Jeff Joerres, said: “The fourth quarter was a good quarter with solid performances from many of our major geographies and business units. Our team continues to execute very well which is contributing nicely to our cost recalibration efforts. We were able to achieve the upper end of our revenue targets as we are experiencing a slightly more positive environment, particularly in Europe. This said, while we are gaining increased confidence we remain guarded on revenue growth in the first quarter.
“We are anticipating diluted earnings per share in the first quarter of 2014 to be in the range of 62 to 70 cents,” Joerres stated.
Net earnings per diluted share for the year ended December 31, 2013 was $3.62 compared to $2.47 per diluted share in 2012. Net earnings were $288.0 million compared to $197.6 million in the prior year. Revenues for the year were $20.3 billion, a decrease of 2 percent from the prior year in U.S. dollars and constant currency.
Earnings for the full year 2013 include restructuring costs of 82 cents per diluted share. Earnings in the prior year include restructuring costs and legal settlement costs of 48 cents per diluted share. Excluding these charges, net earnings per diluted share for 2013 increased 51 percent to $4.44 per share compared to $2.95 the prior year. Additionally, 2013 results were unfavorably impacted by 1 cent per diluted share due to changes in foreign currencies compared to the prior year.
In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 30, 2014 at 7:30 a.m. CST (8:30 a.m. EST). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN) is the world leader in innovative workforce solutions that ensure the talent sustainability of the world's workforce for the good of companies, communities, countries, and individuals themselves. Specializing in solutions that help organizations achieve business agility and workforce flexibility, ManpowerGroup leverages its 65 years of world of work expertise to create the work models, design the people practices and access the talent sources its clients need for the future. From staffing, recruitment, workforce consulting, outsourcing and career management to assessment, training and development, ManpowerGroup delivers the talent to drive the innovation and productivity of organizations in a world where talentism is the dominant economic system. Every day, ManpowerGroup connects more than 600,000 people to work and builds their experience and employability through its relationships with 400,000 clients across 79 countries and territories. ManpowerGroup's suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. ManpowerGroup was named one of the World's Most Ethical Companies for the third consecutive year in 2013, confirming our position as the most trusted brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible at www.manpowergroup.com. Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: Twitter.com/manpowergroupjj

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.
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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,252.1	$5,202.6	1.0%	0.7%
Cost of services	4,365.5	4,325.9	0.9%	0.7%
Gross profit	886.6	876.7	1.1%	0.9%
Selling and administrative expenses	719.6	771.8	-6.8%	-6.8%
Operating profit	167.0	104.9	59.1%	57.4%
Interest and other expenses	9.2	10.1	-9.7%
Earnings before income taxes	157.8	94.8	66.5%	64.5%
Provision for income taxes	56.6	41.5	36.4%
Net earnings	$101.2	$53.3	90.0%	88.5%
Net earnings per share - basic	$1.28	$0.68	88.2%
Net earnings per share - diluted	$1.25	$0.68	83.8%	82.4%
Weighted average shares - basic	79.3	78.1	1.5%
Weighted average shares - diluted	80.8	78.6	2.8%

(a) Revenues from services include fees received from our franchise offices of $6.4 million and $6.0 million for the three months ended December 31, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $276.7 million and $257.4 million for the three months ended December 31, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Three Months Ended December 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$750.6	$750.7	0.0%	0.0%
Other Americas	387.1	405.4	-4.5%	2.5%
	1,137.7	1,156.1	-1.6%	0.9%
Southern Europe:
France	1,398.4	1,314.2	6.4%	1.4%
Italy	281.6	268.5	4.9%	0.0%
Other Southern Europe	240.2	194.0	23.9%	17.3%
	1,920.2	1,776.7	8.1%	2.9%
Northern Europe	1,521.6	1,487.2	2.3%	0.8%
APME	590.5	697.7	-15.4%	-4.9%
Right Management	82.1	84.9	-3.3%	-2.3%
	$5,252.1	$5,202.6	1.0%	0.7%
Operating Unit Profit: (a)
Americas:
United States	$27.5	$21.7	26.8%	26.8%
Other Americas	11.9	13.9	-13.8%	-8.8%
	39.4	35.6	10.9%	12.9%
Southern Europe:
France	69.9	35.7	95.5%	86.4%
Italy	16.7	8.9	88.3%	79.3%
Other Southern Europe	4.4	1.4	210.3%	193.3%
	91.0	46.0	97.7%	88.4%
Northern Europe	45.6	34.2	33.2%	32.0%
APME	16.6	28.5	-42.1%	-34.6%
Right Management	6.5	8.2	-20.7%	-20.5%
	199.1	152.5
Corporate expenses	(23.3)	(38.3)
Intangible asset amortization expense	(8.8)	(9.3)
Operating profit	167.0	104.9	59.1%	57.4%
Interest and other expenses (c)	(9.2)	(10.1)
Earnings before income taxes	$157.8	$94.8

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $4.0 million and $3.7 million for the three months ended December 31, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $183.6 million and $170.9 million for the three months ended December 31, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:
	2013	2012
Interest expense	$8.2	$10.7
Interest income	(1.0)	(1.9)
Foreign exchange losses	0.8	0.3
Miscellaneous expenses, net	1.2	1.0
	$9.2	$10.1

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$20,250.5	$20,678.0	-2.1%	-2.1%
Cost of services	16,883.8	17,236.0	-2.0%	-2.0%
Gross profit	3,366.7	3,442.0	-2.2%	-2.1%
Selling and administrative expenses	2,854.8	3,030.3	-5.8%	-5.7%
Operating profit	511.9	411.7	24.3%	24.3%
Interest and other expenses	36.4	43.3	-15.9%
Earnings before income taxes	475.5	368.4	29.1%	28.9%
Provision for income taxes	187.5	170.8	9.8%
Net earnings	$288.0	$197.6	45.8%	46.4%
Net earnings per share - basic	$3.69	$2.49	48.2%
Net earnings per share - diluted	$3.62	$2.47	46.6%	47.0%
Weighted average shares - basic	78.0	79.5	-1.8%
Weighted average shares - diluted	79.6	80.1	-0.7%

(a) Revenues from services include fees received from our franchise offices of $24.4 million and $23.9 million for the years ended December 31, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,069.1 million and $1,051.8 million for the years ended December 31, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Year Ended December 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,967.0	$3,010.5	-1.4%	-1.4%
Other Americas	1,543.2	1,585.4	-2.7%	1.2%
	4,510.2	4,595.9	-1.9%	-0.5%
Southern Europe:
France	5,284.9	5,425.6	-2.6%	-5.8%
Italy	1,087.6	1,056.8	2.9%	-0.3%
Other Southern Europe	864.5	768.5	12.5%	7.9%
	7,237.0	7,250.9	-0.2%	-3.6%
Northern Europe	5,738.8	5,773.9	-0.6%	-1.7%
APME	2,447.7	2,728.8	-10.3%	-1.4%
Right Management	316.8	328.5	-3.6%	-2.1%
	$20,250.5	$20,678.0	-2.1%	-2.1%
Operating Unit Profit: (a)
Americas:
United States	$99.8	$60.8	64.2%	64.2%
Other Americas	43.9	50.6	-13.1%	-11.5%
	143.7	111.4	29.0%	29.8%
Southern Europe:
France	198.9	129.6	53.4%	48.0%
Italy	53.8	45.4	18.5%	14.8%
Other Southern Europe	11.9	10.1	18.1%	11.6%
	264.6	185.1	42.9%	37.9%
Northern Europe	139.7	159.8	-12.6%	-13.1%
APME	70.8	90.7	-22.0%	-13.3%
Right Management	20.4	13.4	52.3%	59.6%
	639.2	560.4
Corporate expenses	(93.2)	(112.0)
Intangible asset amortization expense	(34.1)	(36.7)
Operating profit	511.9	411.7	24.3%	24.3%
Interest and other expenses (c)	(36.4)	(43.3)
Earnings before income taxes	$475.5	$368.4

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $15.2 million and $14.6 million for the years ended December 31, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $695.6 million and $691.7 million for the years ended December 31, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:
	2013	2012
Interest expense	$37.1	$41.8
Interest income	(3.7)	(6.6)
Foreign exchange losses	2.3	0.9
Miscellaneous expenses, net	0.7	7.2
	$36.4	$43.3

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$737.6	$648.1
Accounts receivable, net	4,277.9	4,179.0
Prepaid expenses and other assets	161.3	172.9
Future income tax benefits	66.2	60.6
Total current assets	5,243.0	5,060.6
Other assets:
Goodwill and other intangible assets, net	1,400.0	1,371.9
Other assets	479.3	395.3
Total other assets	1,879.3	1,767.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	706.2	704.1
Less: accumulated depreciation and amortization	540.2	519.3
Net property and equipment	166.0	184.8
Total assets	$7,288.3	$7,012.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,523.9	$1,466.5
Employee compensation payable	230.4	210.7
Accrued liabilities	536.1	533.8
Accrued payroll taxes and insurance	680.7	685.7
Value added taxes payable	502.5	472.5
Short-term borrowings and current maturities of long-term debt	36.0	308.0
Total current liabilities	3,509.6	3,677.2
Other liabilities:
Long-term debt	481.9	462.1
Other long-term liabilities	382.6	372.5
Total other liabilities	864.5	834.6
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,014.0	2,873.2
Retained earnings	1,317.5	1,101.5
Accumulated other comprehensive income	82.2	34.4
Treasury stock, at cost	(1,500.6)	(1,509.4)
Total shareholders' equity	2,914.2	2,500.8
Total liabilities and shareholders' equity	$7,288.3	$7,012.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 31
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$288.0	$197.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	94.3	100.5
Deferred income taxes	17.0	(11.6)
Provision for doubtful accounts	24.1	29.2
Share-based compensation	31.5	30.0
Excess tax benefit on exercise of share-based awards	(7.3)	(0.3)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(82.6)	48.3
Other assets	(35.9)	(9.2)
Other liabilities	67.6	(52.9)
Cash provided by operating activities	396.7	331.6
Cash Flows from Investing Activities:
Capital expenditures	(44.7)	(72.0)
Acquisitions of businesses, net of cash acquired	(46.3)	(49.0)
Proceeds from sales of property and equipment	3.4	3.7
Cash used in investing activities	(87.6)	(117.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(5.7)	(6.7)
Proceeds from long-term debt	3.9	751.6
Repayments of long-term debt	(269.5)	(703.2)
Proceeds from share-based awards	101.0	6.0
Other share-based award transactions, net	16.1	(6.3)
Repurchases of common stock	-	(138.2)
Dividends paid	(72.0)	(67.8)
Cash used in financing activities	(226.2)	(164.6)
Effect of exchange rate changes on cash	6.6	17.9
Change in cash and cash equivalents	89.5	67.6
Cash and cash equivalents, beginning of period	648.1	580.5
Cash and cash equivalents, end of period	$737.6	$648.1